UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 09 2012

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775 329 2180

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 7, 2012, Spare Backup and Sony Electronics, Inc. (“Sony”) amended their July 13, 2010 services agreement (the “Agreement”) for Spare Backup to provide online data backup services to Sony’s customers.  Under the terms of the amendment to the “Agreement”, the parties agreed to a one year extension to the expiration date of the Agreement as well as to inclusion of  PC, Phones, Tablets, and other Android devices. The amendment calls for Spare Backup to provide the following services:

I.	Service Available to Sony Customers (“Customer”) PC, Phone, Tablets, and Android Devices:

A. Spare Backup shall provide an online data backup service which will:

1.	Enable Customer registration for the online data backup service on a registration page to be approved by Sony in writing, which approval may be granted or withheld in Sony’s sole discretion.
2.
Require Customer acceptance of the Spare Backup Terms and Conditions before activating the online data backup service; provided that such Spare Backup Terms and Conditions comply with all applicable laws.

3.
Entitle enrolled Customers to store up to 50 GB of data online, and retrieve, add to, delete, replace or update stored data without limitation, for one calendar year (365 days from time of registration) at no cost.

4.	Entitle Customers to upgrade to higher capacity, paid plans on terms at least as favorable as those of Provider’s other customers.
5.	Entitle Customers to store data from up to five (5) devices per account.

B. Added Security Features for Phone, Tablets, and Android Devices:

1.	Lock/Unlock: Remotely lock tablet to prevent unauthorized use and protect personal information.
2.	Display Message: Send a message to tablet or other device that locks the device and displays a message requesting that the Good Samaritan holding your tablet contact you to return it.
3.	Set Alarm: Locks your tablet or other device and sends a loud, audible alert directly to the device to immediately pinpoint its location.
4.	Erase Device: Remotely locks tablet or other device and erases contacts, photos, etc.
5.
Find My Device: enable customers to sign into their account from any device connected to the internet and select the locate feature to view the approximate location of a missing registered device on an integrated map.

Spare Backup will receive an undisclosed website development fee as well as a monthly fee for each “Sony Essentials” customer that registers for the free one year 50 gigabyte storage service and other customers who select various paid monthly subscription offerings for their devices.  Both companies will share in all additional revenue derived from this agreement, including upgrades and renewals, on an undisclosed, mutually beneficial basis. The agreement is renewable for an additional six months at the sole discretion of Sony at the end of the additional one year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: March 09, 2012	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President